EXHIBIT 99.1

Investor Contact:	Press Contact:

Stephanie Tawn	Bob Dorr
Niku Corporation	Niku Corporation
650-701-2732	650-298-4620
stawn@niku.com	bdorr@niku.com

NIKU REPORTS THIRD QUARTER FINANCIAL RESULTS

Revenue Increases to $16.6 million, Non-GAAP EPS Increases to $0.13, GAAP EPS Increases to $0.10

REDWOOD CITY, CA —November 16, 2004—Niku Corporation (Nasdaq: NIKU) today reported results for its third fiscal quarter ended October 31, 2004.

Total revenue for the third quarter of the current fiscal year was $16.6 million, up 32% from $12.5 million in the third quarter of the prior fiscal year and up 8% from $15.4 million in the second quarter of the current fiscal year. License revenue for the third quarter of the current fiscal year was $7.4 million, up 22% from $6.0 million in the third quarter of the prior fiscal year and up 3% from $7.2 million in the second quarter of the current fiscal year. Maintenance and Service revenue for the third quarter of the current fiscal year was $9.2 million, up 41% from $6.5 million in the third quarter of the prior fiscal year and up 12% from $8.2 million in the second quarter of the current fiscal year.

Non-GAAP net income for the third quarter of the current fiscal year was $1.7 million, or $0.13 per share, up 99% from $0.9 million, or $0.07 per share, in the third quarter of the prior fiscal year and up 14% from $1.5 million, or $0.11 per share, in the second quarter of the current fiscal year. Non-GAAP net income for the third quarter excluded $0.3 million in stock-based compensation expense. Non-GAAP net income for the third quarter of the prior fiscal year excluded $0.3 million in restructuring charges and $0.1 million in stock-based compensation expense, while non-GAAP net income for the second quarter of the current fiscal year excluded $1.2 million in restructuring charges offset by a reversal of $0.2 million in stock-based compensation expense.

On a GAAP basis, the Company’s net income for the third quarter was $1.4 million, or $0.10 per share, up 207% from net income of $0.4 million, or $0.04 per share, in the third quarter of the prior fiscal year and up 170% from $0.5 million, or $0.04 per share, in the second quarter of the current fiscal year.

The Company generated positive cash flow of $3.4 million for the quarter. As a result of this strong cash flow, the Company eliminated all bank borrowings under its revolving credit facility. The Company ended the quarter with $24.6 million in unrestricted cash and cash equivalents, compared to $23.2 million at January 31, 2004 and $25.5 million at July 31, 2004. The cash balances at January 31 and July 31, 2004 each included $4.25 million in bank borrowings, which were eliminated during the third quarter. DSO at October 31, 2004 was 71 days, compared to 53 days at January 31, 2004 and 65 days at July 31, 2004.

Joshua Pickus, Niku’s president and chief executive officer, said “Niku delivered a sixth consecutive quarter of revenue growth to lead the IT Management and Governance market. The consistency and strength of our execution as well as the breadth of our customer and revenue base make a compelling case for Niku’s market leadership.”

Highlights of the Quarter

In addition to strong revenue and earnings per share growth, the following are highlights of the third quarter:

•	Global User Conference with over 300 customer and partner attendees

•	Leading customers including:

•	Financial Services: ABN AMRO, Countrywide Home Loans, Landesbank Hessen-Thueringen, Liberty Mutual Insurance Company, National City Corporation, TIAA-CREF, Securities Industry Automation Corporation (SIAC)

•	Healthcare: Gene Logic, Misys Healthcare, Philips Medical Systems, Ross Products Division of Abbott Laboratories, Spectrum Health

•	Government: California Department of Health Services, U.S. Centers for Medicare and Medicaid, U.S. National Institutes of Health, Oakland County (Michigan), UK Office of Government Commerce, UK Dept of Transport — Vehicle Operator Services Agency (VOSA), State of Minnesota

•	Technology and Telecommunications: Hutchison Telecommunications, Symbol Technologies, Syniverse Technologies, United Online, Vodafone

•	Consumer Goods and Services: 7-Eleven, Jack-in-the-Box, Unilever Australia

•	Business Services: Xerox Global Services

•	Systems Integrator certification programs expanded the Niku partner network

•	Open Workbench, the Company’s open source project scheduling tool, achieved more than 23,000 downloads from 80 countries since its launch in July. Source code for the product is now available for download at sourceforge.net.

Business Outlook

Niku Corporation also today provided a business outlook for the fourth quarter of fiscal 2005. Based on currently available information, the company expects total revenue in the range of $17.5 million to $18.0 million. Non-GAAP earnings per share are expected to be in the range of $0.14 to $0.16. GAAP earnings per share are expected to be the same as non-GAAP earnings per share except for stock-based compensation expense. The Company is unable to estimate its future stock-based compensation expense and hence, its GAAP earnings per share, because the stock-based compensation expense varies based on the trading price of the Company’s common stock at each quarter end.

Board of Directors

Niku plans to appoint Sam Spadafora to its Board of Directors. Mr. Spadafora has more than 30 years of high-technology management experience and a proven track record in successfully managing growing organizations. He currently serves as Chairman of the Board and Chief Strategy Officer of Chordiant Software, where he was Chief Executive Officer from 1998 to 2002. Prior to joining Chordiant, he served as Vice President of Worldwide Field Operations for the microelectronics business of Sun Microsystems and earlier as an executive at Santa Cruz Operation, Altos Computer Systems and Memorex. In connection with Spadafora’s appointment, Val Vaden, Managing Partner of Vector Capital, plans to resign from the Niku Board. Mr. Vaden joined the Niku Board in 2001 and was instrumental in guiding the Company through restructuring to its present success.

Conference Call and Business Outlook

Niku’s management will review the financial results for the quarter and provide an outlook on Niku’s business in a conference call at 2:00 p.m. Pacific Time today, November 16, 2004. The conference call can be accessed via telephone and live WebCast. Parties interested in participating in the WebCast should access the site, downloading any necessary audio software, at least fifteen minutes prior to the call.

Dial-in Number: 800.798.2801 (International callers: 617.614.6205). Passcode: 21120959

WebCast site:         http://investor.niku.com

About Niku Corporation

Niku Corporation (Nasdaq: NIKU) is the global leader in IT Management and Governance (IT-MG) software solutions. More than 400,000 users at industry leaders such as Avon, BT, Columbia House, Harrah’s Entertainment, HSBC, Kas Bank, Manpower, Mueller Milch, Nissan, Philips, Royal Caribbean Cruise Lines, SingTel Optus, Skandia UK Group, and Unilever depend on Niku software to maximize their Return on IT. Niku is a publicly held company with a global presence. For more information, contact info@niku.com or visit www.niku.com.

# # #

Note: Niku and the Niku logo are registered trademarks of Niku Corporation. Clarity and the Clarity logo are trademarks of Niku Corporation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties concerning Niku’s expected financial performance as well as Niku’s strategic and operational plans. These statements are not guarantees of future performance. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. All forward-looking statements included in this release or the conference call, including our “Business Outlook,” are based on information available to Niku as of the date of the release, and the Company assumes no obligation to update any such forward-looking statements. Risks and uncertainties associated with the Company’s business which could cause actual results to differ from those predicted include, but are not limited to, weakness in the general economy, or in IT spending in particular, lack of market acceptance of our products, the timing of customer licenses, delays or difficulties in implementing our products, difficulties in retaining and attracting qualified employees, and competition. These and additional risks and uncertainties associated with the Company’s business that may cause actual results to differ from those contained in forward-looking statements are discussed in greater detail in the Company’s Form 10-K, filed on April 14, 2004 and in its other filings with the SEC, which are on file with the SEC and available at the SEC’s website at http://www.sec.gov.

NIKU CORPORATION

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Three Months Ended July 31,	Nine Months Ended October 31,
	2004	2003	2004	2004	2003
Revenue:
License	$7,404	$6,048	$7,184	$20,919	$12,392
Maintenance and service	9,160	6,487	8,167	25,349	19,990

Total revenue	16,564	12,535	15,351	46,268	32,382

Cost of revenue	4,711	3,343	3,921	12,486	8,910

Gross profit	11,853	9,192	11,430	33,782	23,472

Operating expenses:
Sales and marketing	6,385	4,800	5,707	17,512	11,746
Research and development	2,073	1,901	1,886	5,935	5,615
General and administrative	1,778	1,758	2,251	5,829	4,826
Restructuring and other	—	312	1,163	1,810	1,960
Stock-based compensation	326	93	(188)	314	228

Total operating expenses	10,562	8,864	10,819	31,400	24,375

Operating income (loss)	1,291	328	611	2,382	(903)
Interest and other income (expense), net	274	149	50	342	(99)

Income (loss) before income taxes	1,565	477	661	2,724	(1,002)

Provision for income taxes	199	32	155	373	91

Net income (loss)	$1,366	$445	$506	$2,351	$(1,093)

Net income (loss) per share:

Net income (loss) - basic	$0.11	$0.04	$0.04	$0.19	$(0.10)

Weighted average common shares - basic	12,585	11,933	12,469	12,392	11,435

Net income (loss) - diluted	$0.10	$0.04	$0.04	$0.18	$(0.10)

Weighted average common shares - diluted	13,293	12,461	13,079	13,043	11,435

NIKU CORPORATION

GAAP Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2004	January 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$24,640	$23,200
Current portion of restricted cash	982	—

Total cash, cash equivalents and current portion of restricted cash	25,622	23,200

Accounts receivable, net	13,050	7,794
Prepaid expenses and other current assets	1,641	2,345

Total current assets	40,313	33,339
Restricted cash	—	1,108
Property and equipment, net	1,204	1,281
Deposits and other assets	298	888

Total assets	$41,815	$36,616

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,634	$320
Accrued liabilities	9,285	7,075
Accrued restructuring	2,764	1,812
Bank borrowings	—	4,250
Short-term portion of capital lease obligations	387	121
Deferred revenue	8,693	9,305

Total current liabilities	23,763	22,883

Long-term accrued restructuring	5,967	6,430
Long-term portion of capital lease obligations	194	108

Total liabilities	29,924	29,421

Stockholders’ equity	11,891	7,195

Total liabilities and stockholders’ equity	$41,815	$36,616

NIKU CORPORATION

Non-GAAP Condensed Consolidated Statements of Operations (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Three Months Ended July 31,	Nine Months Ended October 31,
	2004	2003	2004	2004	2003
Revenue:
License	$7,404	$6,048	$7,184	$20,919	$12,392
Maintenance and service	9,160	6,487	8,167	25,349	19,990

Total revenue	16,564	12,535	15,351	46,268	32,382

Cost of revenue	4,711	3,343	3,921	12,486	8,910

Gross profit	11,853	9,192	11,430	33,782	23,472

Operating expenses:
Sales and marketing	6,385	4,800	5,707	17,512	11,746
Research and development	2,073	1,901	1,886	5,935	5,615
General and administrative	1,778	1,758	2,251	5,829	4,826

Total operating expenses	10,236	8,459	9,844	29,276	22,187

Operating income	1,617	733	1,586	4,506	1,285
Interest and other income (expense), net	274	149	50	342	(99)

Income before income taxes	1,891	882	1,636	4,848	1,186

Provision for income taxes	199	32	155	373	91

Net income	$1,692	$850	$1,481	$4,475	$1,095

Net income per share:

Net income - basic	$0.13	$0.07	$0.12	$0.36	$0.10

Weighted average common shares - basic	12,585	11,933	12,469	12,392	11,435

Net income - diluted	$0.13	$0.07	$0.11	$0.34	$0.09

Weighted average common shares - diluted	13,293	12,461	13,079	13,043	11,796

(1)	The Non-GAAP financial measure of net income is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This non-GAAP financial measure should be read only in conjunction with the preceding statements of operations prepared in accordance with GAAP and the reconciliation of GAAP net income (loss) to non-GAAP net income on the next page.

NIKU CORPORATION

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Three Months Ended July 31,	Nine Months Ended October 31,
	2004	2003	2004	2004	2003
GAAP net income (loss)	$1,366	$445	$506	$2,351	$(1,093)
Restructuring and other	—	312	1,163	1,810	1,960
Stock-based compensation	326	93	(188)	314	228

Non-GAAP net income	$1,692	$850	$1,481	$4,475	$1,095

Net income per share:

Net income - basic	$0.13	$0.07	$0.12	$0.36	$0.10

Weighted average common shares - basic	12,585	11,933	12,469	12,392	11,435

Net income - diluted	$0.13	$0.07	$0.11	$0.34	$0.09

Weighted average common shares - diluted	13,293	12,461	13,079	13,043	11,796

(1)	The Non-GAAP financial measure of net income is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This reconciliation should be read only in conjunction with the preceding statements of operations prepared in accordance with GAAP.